Exhibit 99.1

For further information, contact:	Don Pearson
Senior Vice President & Chief Financial Officer
847.851.1500

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS FOURTH QUARTER RESULTS

HOFFMAN ESTATES, IL, January 24, 2014

For the fourth quarter of 2013, AMCOL International Corporation (NYSE:ACO) reported $0.72 of diluted earnings per share attributable to AMCOL shareholders as compared to $0.34 per share in the prior year’s period.  The current quarter includes special items netting to a $0.27 per share gain recognized during the quarter.  Excluding special items, diluted earnings are $0.45 per share.  As discussed later herein, these items include a $0.35 per share gain on the sale of our investment in Ashapura Minechem Limited (AML), unusual expenses of $0.05 per share, and $0.03 per share of income tax expense related to effect of the impairment previously recognized in South Africa on our annual tax expense.  In addition, we estimate that the severe, adverse weather conditions in the 2013 fourth quarter depressed earnings by $0.05 per share.

Net sales increased $22.9 million, or 9.7%, to $258.5 million in the 2013 fourth quarter.  These sales were gained at margins comparative to the prior year’s quarter, yielding an increase in gross profit of $5.6 million, or 9.2%.  As selling, general and administrative expenses remained relatively constant as a percent of sales, operating profit increased $2.2 million, or 12.2%, while operating profit margin remained fairly constant.  Excluding the special items mentioned above, operating profit margin would have been 8.9% as compared to 7.6% in the prior year’s quarter.

The 21.4% effective tax rate for the 2013 fourth quarter is significantly affected by the AML share sale.  Excluding this transaction and the effect of the South African impairment, our effective tax rate for the fourth quarter of 2013 was 25.6% as compared to 27.5% in the prior year’s period.  The difference is largely due to increased benefit of depletion deductions on the effective tax rate.

 “We are very pleased to have ended 2013 on a strong note with record fourth quarter sales of $258.5 million.  We also achieved a milestone for the company as annual sales topped $1 billion for the first time ever,” said AMCOL President and CEO Ryan McKendrick.

“Our performance materials segment experienced nice growth on both the top and bottom lines with operating profit increasing 17.6%.  The outlook for our flagship metalcasting products looks positive as our customers serving the auto industry anticipate steady demand in our core US and China markets.  Demand continues to be strong for our pet products as we increase volumes to existing customers as well as gain new packaged product customers.  Within basic minerals, all product lines experienced sales growth, especially due to demand for non-foundry chromite and bulk bentonite product,” McKendrick said.

“In construction technologies, our restructuring and operational streamlining activities are really starting to pay off as operating profit nearly tripled and sales saw a healthy 12.8% increase in what is seasonally one of our lower quarters.  However, performance was less than expected as it was hampered by severe weather, which pushed $3.8 million of revenue into 2014.  Lining technologies led the revenue increase as we continue to win large mining and industrial bids.  Our drilling product revenues also increased due to demand related to infrastructure projects,” McKendrick continued.

“Our energy services segment increased their revenues slightly, but operating profits decreased $2.6 million.  The decrease largely stems from increased SG&A expenses – especially a $1.6 million bad debt in the quarter.  The weather adversely affected energy services’ results as well, delaying 17 projects worth $4.7 million in Texas and the Gulf of Mexico,” McKendrick added.

DETAILED ANALYSIS OF RESULTS

The following paragraphs discuss our most recent results.  The statement of operations highlights are supported by the quarterly segment results schedules included in this press release.  As they relate to our results as contained in the statement of operations, the following comments relate to our results for the current quarter as compared to the same quarter in the prior year, unless otherwise noted.  As they relate to the balance sheet, the following paragraphs highlight our financial condition as of December 31, 2013 as compared to December 31, 2012.  As they relate to our statement of cash flows, the following comments compare our results for the year ended December 31, 2013 as compared to the prior year.

As mentioned previously, our operating profit was negatively affected by certain unusual items within the segments as follows:

	Performance Materials	Energy Services	Corporate	Total
Q4 operating profit reduction - $ million	$0.3	$2.1	$0.3	$2.7
Q4 estimated EPS reduction - $ / share	$0.01	$0.04	$0.01	$0.05

The expense in our performance materials segment relates to inventory write offs for discontinued products.  The expense in our energy services segment is primarily from a large bad debt expense of $1.6 million.  The $0.3 million in corporate relates to increased professional fees associated with the impairment of our South African operations.

On a segment basis, revenues in our performance materials segment increased $14.2 million, or 12.8%, largely due to improved volumes.  Although basic minerals revenues led the overall increase due to strong demand for bulk product, non-foundry grade chromite and drilling fluid additives, our core metalcasting and pet products continue to be in strong demand.  These increased volumes helped increase gross profit and operating profit margin.

Construction technologies segment revenues also increased 12.8%, or $6.4 million, due to increased demand for lining technology and drilling products.  Gross profit margins decreased largely due to product mix.  Our restructuring efforts are also beginning to show results in SG&A, which decreased $1.3 million and were a large contributor to the $2.4 million increase in operating profit and the 400 basis point improvement in operating profit margin.

Revenues in our energy services segment increased $1.1 million, or 1.5%.  Revenues increased $2.4 million domestically and decreased $1.3 million internationally.  Our domestic filtration and nitrogen service revenues increased nicely whereas we experienced decreased revenues in coil tubing and well testing services.  While activity in the Gulf of Mexico continues to increase for our filtration services, we estimate that the segment in total would have had $4.7 million more revenue if adverse weather conditions had not occurred, especially in our land based services.  SG&A expenses increased $2.9 million, largely due to a $1.6 bad debt expense.

Our cash flows from operating activities decreased $8.8 million to $99.9 million, the largest contributing factor of which is an increase in working capital to support the growth in revenues.  For example, whereas receivables decreased $1.7 million in 2012, they increased $11.9 million in 2013.  Investments in equipment for energy services and software within our corporate segment account for the entire increase in capital expenditures as most other segments experienced a decrease.  We invested $5.0 million in Novinda in the first quarter of 2013, and we divested of our investment in Ashapura Minechem Limited in the fourth quarter of 2013, yielding a $13.9 million cash inflow.  The combination of these factors resulted in debt levels staying relatively the same as compared to the prior year end.  We declared quarterly dividends of $0.20 per share in the fourth quarters of 2013 and 2012.

This release should be read in conjunction with the attached unaudited, condensed, consolidated financial statements. It contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission. AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL's expectations.

Founded in 1927, AMCOL International Corporation is a leading producer and marketer of diverse specialty materials with a core expertise in minerals and polymer science. Through four business segments, Performance Materials, Construction Technologies, Energy Services, and Transportation and Logistics, AMCOL creates solutions that enhance the quality, efficiency and sustainability of its customers’ products and services in a growing global marketplace. Headquartered in Hoffman Estates, Illinois, AMCOL International Corporation is a publicly owned company traded under the symbol ACO (NYSE). AMCOL's web address is www.amcol.com.  AMCOL’s quarterly quarter conference call will be available live today at 11 a.m. ET on the AMCOL website via webcast or by dialing 866-226-1792.

Financial tables follow.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In Millions, Except per Share Data)

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Continuing Operations
Net sales	$1,013.7	$967.4	$258.5	$235.6
Cost of sales	797.1	701.9	192.1	174.8
Gross profit	216.6	265.5	66.4	60.8
Selling, general and administrative expenses	179.8	167.7	46.2	42.8
Operating profit	36.8	97.8	20.2	18.0
Other income (expense):
Interest expense, net	(10.2)	(10.4)	(2.6)	(2.4)
Gain on sale of securities available-for-sale	12.6	-	12.6	-
Other, net	(2.8)	(3.4)	(0.8)	(0.7)
	(0.4)	(13.8)	9.2	(3.1)
Income before income taxes and income from affiliates and joint ventures	36.4	84.0	29.4	14.9
Income tax expense	11.3	23.3	6.3	4.1
Income before income from affiliates and joint ventures	25.1	60.7	23.1	10.8
Income from affiliates and joint ventures	3.2	3.9	0.7	0.5

Income (loss) from continuing operations	28.3	64.6	23.8	11.3

Discontinued Operations
Income (loss) on discontinued operations	(4.2)	0.3	(0.2)	(0.3)
Net income (loss)	24.1	64.9	23.6	11.0

Net income (loss) attributable to noncontrolling interests	(6.9)	(0.2)	(0.1)	-

Net income (loss) attributable to AMCOL shareholders	$31.0	$65.1	$23.7	$11.0

Weighted average common shares outstanding	32.5	32.1	32.6	32.1

Weighted average common and common equivalent shares outstanding	32.8	32.4	32.9	32.5

Earnings (loss) per share attributable to AMCOL shareholders

Basic earnings (loss) per share:
Continuing operations	$1.08	$2.02	$0.74	$0.35
Discontinued operations	(0.13)	0.01	(0.01)	(0.01)
Net income (loss)	$0.95	$2.03	$0.73	$0.34

Diluted earnings (loss) per share:
Continuing operations	$1.08	$2.00	$0.73	$0.35
Discontinued operations	(0.13)	0.01	(0.01)	(0.01)
Net income (loss)	$0.95	$2.01	$0.72	$0.34

Dividends declared per share	$0.80	$0.76	$0.20	$0.20

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Millions)

ASSETS	December 31,	December 31,
	2013	2012
	(unaudited)
Current assets:
Cash and equivalents	$47.8	$40.0
Accounts receivable, net	214.6	202.7
Inventories	143.9	153.8
Prepaid expenses	20.6	17.0
Assets held-for-sale	13.4	0.2
Income tax receivable	12.7	7.0
Deferred income tax	8.5	7.0
Other	0.7	1.8
Total current assets	462.2	429.5

Noncurrent assets:
Property, plant, equipment, and mineral rights and reserves:
Land	10.7	13.0
Mineral rights	5.0	48.6
Depreciable assets	573.2	552.0
	588.9	613.6
Less: accumulated depreciation and depletion	325.3	311.7
	263.6	301.9

Goodwill	68.7	70.2
Intangible assets, net	27.9	33.9
Investments in and advances to affiliates and joint ventures	34.1	27.8
Available-for-sale securities	-	14.6
Deferred income tax	27.3	7.4
Other assets	28.0	25.3
Total noncurrent assets	449.6	481.1
Total Assets	$911.8	$910.6
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$52.0	$51.1
Accrued income tax	9.1	5.0
Accrued liabilities	60.8	58.4
Total current liabilities	121.9	114.5

Noncurrent liabilities:
Long-term debt	249.1	248.8
Pension liabilities	26.6	37.5
Deferred income tax	29.8	12.8
Deferred compensation	12.0	9.4
Other liabilities	20.3	22.5
Total noncurrent liabilities	337.8	331.0

Common stock	0.3	0.3
Additional paid in capital	117.1	105.1
Retained earnings	360.3	355.2
Accumulated other comprehensive income (loss)	(21.9)	0.8
Total AMCOL shareholders' equity	455.8	461.4

Noncontrolling interest	(3.7)	3.7
Total equity	452.1	465.1
Total Liabilities and Shareholders' Equity	$911.8	$910.6

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In Millions)

	Twelve Months Ended
	December 31,
	2013	2012
Cash flow from operating activities:
Net income	$24.1	$64.9
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation, depletion, and amortization	49.7	45.3
Impairment charge	59.8	0.9
Gain on sale of securities	(12.6)	-
Undistributed earnings from affiliates and joint ventures	(1.5)	(2.0)
Decrease (increase) in deferred income taxes	(8.8)	(0.8)
Other non-cash charges	8.7	10.7
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in current assets	(29.9)	(8.3)
Decrease (increase) in noncurrent assets	(3.2)	(0.4)
Increase (decrease) in current liabilities	8.8	(7.8)
Increase (decrease) in noncurrent liabilities	4.8	6.2
Net cash provided by (used in) operating activities	99.9	108.7

Cash flow from investing activities:
Capital expenditures	(87.7)	(74.5)
Proceeds from sale of securities available for sale	13.9	-
Proceeds from sale of land and depreciable assets	5.2	2.4
Proceeds from sale of interests in affliates and businesses	-	2.4
(Increase) decrease in investments in and advances (to) from affiliates and joint ventures	(4.8)	0.2
Other	0.9	1.4
Net cash used in investing activities	(72.5)	(68.1)
Cash flow from financing activities:
Net change in outstanding debt	0.2	(12.3)
Net proceeds from stock compensation activity	7.0	9.7
Dividends paid	(25.9)	(23.5)
Excess tax benefits from stock-based compensation	0.2	0.4
Contribution from noncontrolling partner	0.1	0.1
Net cash provided by (used in) financing activities	(18.4)	(25.6)
Effect of foreign currency rate changes on cash	(1.2)	0.9
Net increase (decrease) in cash and cash equivalents	7.8	15.9
Cash and cash equivalents at beginning of period	40.0	24.1
Cash and cash equivalents at end of period	47.8	40.0

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
QUARTER-TO-DATE

	Three Months Ended December 31,
Performance Materials	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$125.3	100.0%	$111.1	100.0%	$14.2	12.8%
Cost of sales	95.5	76.2%	85.4	76.9%	10.1	11.8%
Gross profit	29.8	23.8%	25.7	23.1%	4.1	16.0%
Selling, general and
administrative expenses	12.4	9.9%	10.9	9.8%	1.5	13.8%
Operating profit	17.4	13.9%	14.8	13.3%	2.6	17.6%

	Three Months Ended December 31,
Construction Technologies	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$56.5	100.0%	$50.1	100.0%	$6.4	12.8%
Cost of sales	40.3	71.3%	35.0	69.9%	5.3	15.1%
Gross profit	16.2	28.7%	15.1	30.1%	1.1	7.3%
Selling, general and
administrative expenses	12.5	22.1%	13.8	27.5%	(1.3)	-9.4%
Operating profit	3.7	6.6%	1.3	2.6%	2.4	184.6%

	Three Months Ended December 31,
Energy Services	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$72.9	100.0%	$71.8	100.0%	$1.1	1.5%
Cost of sales	53.8	73.8%	53.0	73.8%	0.8	1.5%
Gross profit	19.1	26.2%	18.8	26.2%	0.3	1.6%
Selling, general and
administrative expenses	13.4	18.4%	10.5	14.6%	2.9	27.6%
Operating profit	5.7	7.8%	8.3	11.6%	(2.6)	-31.3%

	Three Months Ended December 31,
Transportation	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$11.1	100.0%	$10.5	100.0%	$0.6	5.7%
Cost of sales	9.9	89.2%	9.4	89.5%	0.5	5.3%
Gross profit	1.2	10.8%	1.1	10.5%	0.1	9.1%
Selling, general and
administrative expenses	1.0	9.0%	1.0	9.5%	-	0.0%
Operating profit	0.2	1.8%	0.1	1.0%	0.1	100.0%

	Three Months Ended December 31,
Corporate	2013	2012	2013 vs. 2012
	(Dollars in Millions)

Intersegment sales	$(7.3)	$(7.9)	$0.6
Intersegment cost of sales	(7.4)	(8.0)	0.6
Gross profit (loss)	0.1	0.1	0.0
Selling, general and
administrative expenses	6.9	6.6	0.3	4.5%
Operating loss	(6.8)	(6.5)	(0.3)	4.6%

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
YEAR-TO-DATE

	Twelve Months Ended December 31,
Performance Materials	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$488.0	100.0%	$473.7	100.0%	$14.3	3.0%
Cost of sales	418.5	85.8%	352.4	74.4%	66.1	18.8%
Gross profit	69.5	14.2%	121.3	25.6%	(51.8)	-42.7%
Selling, general and
administrative expenses	49.5	10.1%	45.3	9.6%	4.2	9.3%
Operating profit	20.0	4.1%	76.0	16.0%	(56.0)	-73.7%

	Twelve Months Ended December 31,
Construction Technologies	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$218.1	100.0%	$223.1	100.0%	$(5.0)	-2.2%
Cost of sales	149.4	68.5%	154.6	69.3%	(5.2)	-3.4%
Gross profit	68.7	31.5%	68.5	30.7%	0.2	0.3%
Selling, general and
administrative expenses	54.7	25.1%	52.9	23.7%	1.8	3.4%
Operating profit	14.0	6.4%	15.6	7.0%	(1.6)	-10.3%

	Twelve Months Ended December 31,
Energy Services	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$296.5	100.0%	$257.3	100.0%	$39.2	15.2%
Cost of sales	223.2	75.3%	186.2	72.4%	37.0	19.9%
Gross profit	73.3	24.7%	71.1	27.6%	2.2	3.1%
Selling, general and
administrative expenses	46.8	15.8%	42.4	16.5%	4.4	10.4%
Operating profit	26.5	8.9%	28.7	11.1%	(2.2)	-7.7%

	Twelve Months Ended December 31,
Transportation	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$45.5	100.0%	$44.0	100.0%	$1.5	3.4%
Cost of sales	40.6	89.2%	39.4	89.5%	1.2	3.0%
Gross profit	4.9	10.8%	4.6	10.5%	0.3	6.5%
Selling, general and
administrative expenses	3.7	8.1%	3.8	8.6%	(0.1)	-2.6%
Operating profit	1.2	2.7%	0.8	1.9%	0.4	50.0%

	Twelve Months Ended December 31,
Corporate	2013	2012	2013 vs. 2012
	(Dollars in Millions)

Intersegment sales	$(34.4)	$(30.7)	$(3.7)
Intersegment cost of sales	(34.6)	(30.7)	(3.9)
Gross profit (loss)	0.2	-	0.2
Selling, general and
administrative expenses	25.1	23.3	1.8	7.7%
Operating loss	(24.9)	(23.3)	(1.6)	6.9%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
QUARTER-TO-DATE

	Three Months Ended December 31, 2013
Composition of Sales by Geographic Region	Americas	EMEA	Asia Pacific	Total

Performance materials	25.1%	11.1%	12.3%	48.5%
Construction technologies	6.7%	9.0%	6.2%	21.9%
Energy services	23.8%	2.0%	2.4%	28.2%
Transportation & intersegment sales	1.4%	0.0%	0.0%	1.4%
Total - current year's period	57.0%	22.1%	20.9%	100.0%
Total from prior year's comparable period	60.5%	20.6%	18.9%	100.0%

	Three Months Ended December 31, 2013
	vs.
Percentage of Revenue Growth by Component	Three Months Ended December 31, 2012

	Organic	Acquisitions	Foreign Exchange	Total

Performance materials	6.6%	0.0%	-0.6%	6.0%
Construction technologies	2.5%	0.0%	0.2%	2.7%
Energy services	0.8%	0.0%	-0.3%	0.5%
Transportation	0.5%	0.0%	0.0%	0.5%
Total	10.4%	0.0%	-0.7%	9.7%
% of growth	107.2%	0.0%	-7.2%	100.0%

	Three Months Ended December 31,
Performance Materials Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Metalcasting	$68.8	$64.0	7.5%
Specialty materials	19.8	21.2	-6.6%
Pet products	17.4	12.9	34.9%
Basic minerals	18.0	12.2	47.5%
Other product lines	1.3	0.8	62.5%
Total	125.3	111.1	12.8%

	Three Months Ended December 31,
Construction Technologies Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Lining technologies	$24.9	$19.8	25.8%
Building materials	18.2	17.7	2.8%
Drilling products	9.6	7.6	26.3%
Contracting services	3.8	5.0	-24.0%
Total	56.5	50.1	12.8%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
YEAR-TO-DATE

	Twelve Months Ended December 31, 2013
Composition of Sales by Geographic Region	Americas	EMEA	Asia Pacific	Total
Performance materials	25.4%	11.0%	11.8%	48.2%
Construction technologies	8.2%	9.5%	3.8%	21.5%
Energy services	25.0%	1.8%	2.4%	29.2%
Transportation & intersegment sales	1.1%	0.0%	0.0%	1.1%
Total - current year's period	59.7%	22.3%	18.0%	100.0%
Total from prior year's comparable period	60.9%	22.0%	17.1%	100.0%

	Twelve Months Ended December 31, 2013
	vs.
	Twelve Months Ended December 31, 2012
Percentage of Revenue Growth by Component
	Organic	Acquisitions	Foreign Exchange	Total

Performance materials	1.8%	0.0%	-0.3%	1.5%
Construction technologies	-0.7%	0.0%	0.2%	-0.5%
Energy services	4.3%	0.1%	-0.3%	4.1%
Transportation	-0.3%	0.0%	0.0%	-0.3%
Total	5.1%	0.1%	-0.4%	4.8%
% of growth	106.3%	2.0%	-8.3%	100.0%

	Twelve Months Ended December 31,
Performance Materials Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Metalcasting	$269.2	$265.6	1.4%
Specialty materials	84.6	91.2	-7.2%
Pet products	61.2	52.9	15.7%
Basic minerals	63.9	60.2	6.1%
Other product lines	9.1	3.8	139.5%
Total	488.0	473.7	3.0%

	Twelve Months Ended December 31,
Construction Technologies Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Lining technologies	$92.3	$91.8	0.5%
Building materials	74.3	75.9	-2.1%
Drilling products	41.1	36.6	12.3%
Contracting services	10.4	18.8	-44.7%
Total	218.1	223.1	-2.2%